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                                                                  Exhibit (b)(2)

    Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States
                                     Code)

In connection with the attached Report of Pearl Mutual Funds (the "Funds") on Form NCSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Funds does hereby certify that, to the best of such officer's knowledge:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations as of, and for the periods, presented in the Report.

Dated: August 13, 2003


/s/ Robert H. Solt
Robert H. Solt
Executive Vice President and
Chief Financial Officer


Dated: August 13, 2003


/s/ David M. Stanley
David M. Stanley
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Funds and will be retained by the Funds and furnished to the Securities and Exchange Commission or it staff upon request.